EXHIBIT 99.1

Parlux Appoints New Chairman and CEO

FORT LAUDERDALE, Fla., Jan. 26, 2010 (GLOBE NEWSWIRE) -- Parlux Fragrances, Inc. (Nasdaq:PARL) announced today that Mr. Neil J. Katz has resigned from his position as Chairman and Chief Executive Officer of the Company due to philosophical differences regarding the future direction of the Company.  Mr. Katz had held this position since July 2007, and has been instrumental in acquiring a number of new licenses during this period. Mr. Katz, who is expected to remain with the Company as a Director and consultant, stated, "A number of opportunities have arisen which require my attention.  Parlux is a fine company, and I anticipate being able to assist the Company during this transition and in the future."

The Board announced that Mr. Frederick E. Purches, founder of the Company, and previous Chairman, has assumed the position of Chairman and Chief Executive Officer.  Mr. Purches, who was previously President and CEO of Helena Rubinstein/Giorgio Armani Fragrances before founding Parlux, and has served as a consultant to Parlux for several years, said, "The Company has a knowledgeable, experienced staff of devoted employees, and I am pleased to take a more active role in Parlux's future growth and its return to profitability."

The Company also anticipates reporting its earnings for the three and nine months ended December 31, 2009 on February 3rd, 2010. The Company notes larger than expected product returns from U.S. department store customers have reduced the Company's net sales for the third quarter ended December 31, 2009 to approximately $50 million from the previously announced estimate of $52 million, and it expects to report a net loss for that quarter of approximately $5 million, subject to any additional adjustments that might be required as part of the Company's quarterly review process.   An investor conference call is scheduled for the following day. Mr. Purches will be introduced to investors on this call.

Conference Call

The Company will hold a conference call on Thursday, February 4, 2010, at 10:00 a.m. (EST) to discuss the Company's quarterly results and to provide additional outlook on the next quarter.  To participate, please call Toll Free: 877-803-5703 or International: 763-657-8127, Conference ID #46875953. A digital replay of the conference call will be available from Thursday, February 4, 2010, after 11:00 a.m. EST, until 23:59 February 10, 2010. To access the rebroadcast, Toll Free: 1-800-642-1687 or International: 706-645-9291; Conference ID #46875953.

About Parlux Fragrances, Inc.

Parlux Fragrances, Inc. is a manufacturer and international distributor of prestige products. It holds licenses for Paris Hilton, Jessica Simpson, Nicole Miller, Josie Natori, Queen Latifah, Marc Ecko, Rihanna, Kanye West, XOXO, Ocean Pacific (OP), Andy Roddick, babyGund, and Fred Hayman Beverly Hills designer fragrances, as well as Paris Hilton watches, cosmetics, sunglasses, handbags and other small leather accessories.

Certain Information Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or its industry to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, future trends in sales and net income, the Company's ability to maintain its current brands and licenses, the Company's ability to successfully introduce, acquire, or launch new brands, licenses, or products in a cost-effective manner, general economic conditions, Perfumania's ability to pay its balance due to the Company, continued compliance with the covenants in its credit facility, and the Company's ability to amend or replace its existing credit facility to provide it with sufficient liquidity to fund its planned operations. Additional risk factors are set forth in the Company's periodic reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:  Parlux Fragrances, Inc.
          Frederick E. Purches, Ext. 8116
            fpurches@parlux.com
          Raymond J. Balsys, Ext. 8106
            rbalsys@parlux.com
          (954) 316-9008
          http://www.parlux.com